                            AIRCRAFT LEASE AGREEMENT
                            dated as of May 31, 1995

                                     between

                   TRANS CONTINENTAL LEASING, INC., as Lessor
                                       and

                      AIRSHIP INTERNATIONAL LTD., as Lessee

                 True Lease of One (1) 1991 Airship Industries
               Series 500HL Skyship Registration Number N50lLP,
                     Manufacturer's Serial Number 1214-04

      CERTAIN RIGHTS OF THE LESSOR UNDER THIS AIRCRAFT LEASE AGREEMENT AND IN THE AIRCRAFT COVERED HEREBY HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF PHOENIXCOR, INC. UNDER A LOAN AND SECURITY AGREEMENT, DATED AS OF MAY 31, 1995. THE ONE AND ONLY ORIGINAL OF THIS AIRCRAFT LEASE AGREEMENT IS MARKED "ORIGINAL" AT THE TOP OF THIS PAGE AND SHALL CONSTITUTE THE ONLY CHATTEL PAPER ORIGINAL HEREOF FOR THE PURPOSES OF ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. EACH OTHER SIGNED VERSION IS MARKED "DUPLICATE."







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                                TABLE OF CONTENTS

 1.  AGREEMENT TO LEASE; TERM . . . . . . . . . . . . . . . . 1
 2.  RENT; NET LEASE . . . . . . . . . . .  . . . . . . . . . 1
 3.  LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS . . . 3
 4.  FINANCIAL INFORMATION; FURTHER ASSURANCES . . . . . . .  6
 5.  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . 6
 6.  DELIVERY; INSPECTION AND ACCEPTANCE BY LESSEE . . . . . 10
 7.  IDENTIFICATION OF AIRCRAFT . . . . . . . . . . . . . .  10
 8.  REGISTRATION, USE AND MAINTENANCE . . . . . . . . . . . 10
 9.  DISCLAIMER OF WARRANTIES. . . . . . . . . . . . . . . . 13
 10. FEES AND TAXES . . . . . . . . . . . . . . . . . . .  . 14
 11. INTENT; TITLE; GRANT OF SECURITY INTEREST IN ANHEUSER
     BUSCH COLLATERAL. . . . . . . . . . . . . . . . . . . . 16
 12. INSURANCE . . . . . . . . . . . . . . . . . . . . . . . 18
 13. LOSS AND DAMAGE . . . . . . . . . . . . . . . . . . . . 20
 14. REDELIVERY. . . . . . . . . . . . . . . . . . . . . . . 23
 15. RESERVED. . . . . . . . . . . . . . . . . . . . . . . . 25
 16. RESERVED. . . . . . . . . . . . . . . . . . . . . . . . 26
 17. INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . 26
 18. DEFAULT; REMEDIES . . . . . . . . . . . . . . . . . . . 27
 19. ASSIGNMENT BY LESSOR AND LESSEE . . . . . . . . . . . . 31
 20. QUIET POSSESSION  . . . . . . . . . . . . . . . . . . . 32
 21. LESSOR'S RIGHT TO PERFORM FOR LESSEE. . . . . . . . . . 32
 22. NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . 33
 23. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . 33
 24. CONNECTICUT LAW GOVERNS; JURISDICTION . . . . . . . . . 34
 25. TRUE LEASE. . . . . . . . . . . . . . . . . . . . . . . 34
 26. COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . 34
 27. TRUTH-IN-LEASING. . . . . . . . . . . . . . . . . . . . 35



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                       AIRCRAFT LEASE AGREEMENT

        THIS AIRCRAFT LEASE AGREEMENT (this "Lease Agreement") is made as of the 31st day of May, 1995, by and between TRANS CONTINENTAL LEASING, INC., a New York corporation ("Lessor"), as lessor, and AIRSHIP INTERNATIONAL LTD., a New York corporation ("Lessee").

        Lessee desires to sell to and lease back from Lessor the Aircraft (as defined in Section 1 of this Lease Agreement); Lessor is willing to purchase from Lessee the Aircraft and lease to Lessee the Aircraft pursuant to the terms and conditions herein.

        Lessor intends to borrow the purchase price of the Aircraft from Phoenixcor, Inc. (together with its successors and assigns, "Lender") pursuant to a Loan and Security Agreement or even date herewith (the "Loan Agreement") between Lender, as lender, and Lessor, as borrower. The loan to be made by Lender to Lessor pursuant to the Loan Agreement shall be evidenced by Lessor's Promissory Note ("Note") dated the Closing Date (as defined in Section 5) in an original principal amount equal to the loan made by Lender to Lessor on such date.

        In order to secure its obligations under the Loan Agreement, the Note and the other documents executed and delivered by Lessor in connection therewith, Lessor has granted and assigned to Lender, among other things, a first priority security interest in the Aircraft and all of its right, title and interest in, to and under the Lease (as defined in Section 1.1), and certain other collateral described therein, pursuant to the terms and conditions of the Loan Agreement ("Lender's Lien").

        NOW, THEREFORE, in consideration of the mutual agreements herein contained, and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

        1. AGREEMENT TO LEASE; TERM.

        1.1 AGREEMENT TO LEASE. The parties agree that on the Closing Date Lessee shall lease from Lessor, the property, together with all components, parts, additions, accessions and attachments incorporated therein (collectively referred to as the "Aircraft") described in the Equipment Schedule to be executed pursuant hereto (the "Equipment Schedule", and collectively with this Lease Agreement, "the Lease" or "this Lease"), subject to the terms and conditions set forth in the Equipment Schedule and herein. All capitalized terms used without definition herein shall HAVE THE MEANINGS PROVIDED FOR SUCH CAPITALIZED TERMS IN THE Equipment Schedule.

        1.2 TERM. THE TERM OF THIS LEASE WITH RESPECT TO ANY item comprising the Aircraft ("Item") shall consist of the term set








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forth in the Equipment Schedule; provided, however, that THIS LEASE
Agreement shall be effective from and after the date of execution hereof.

     2. RENT; NET LEASE.

        2.1 RENT. Lessee shall pay Lessor rent for the Aircraft in the aggregate amounts specified in Section 3 of the Equipment Schedule (the "Base Rent" or "rent") and all other amounts due hereunder, without any deduction or setoff and without prior notice or demand, promptly as such rent and other amounts shall become due and owing.

        2.2 NET LEASE. This is a non-cancelable net lease, and Lessee shall not be entitled to any abatement or reduction of rent or any other amounts due hereunder for any reason. Without limiting the foregoing, Lessee's obligation to pay rent and any other amounts due hereunder, and to otherwise perform its obligations under the Lease, are and shall be absolute and unconditional until this Lease terminates in accordance with its terms and shall not be affected by any circumstances, including: (a) any setoff, counterclaim, recoupment, deduction, defense or other right which Lessee may have against Lessor, Lender, any holder of the Note, the manufacturer or vendor of the Aircraft, or anyone else for any reason whatsoever; (b) any defect in the title, or other ownership interests, condition, design, operation, merchantability or fitness for use of the Aircraft; (c) the existence of any liens, with respect to the Aircraft, whether or not resulting from claims against Lessor not related to the ownership of the Aircraft or Lender not related to the Lender's Lien; (d) any loss, destruction or contamination of, or damage to, the Aircraft or any interruption or cessation in the use or possession thereof for any reason whatsoever and of whatever duration; (e) the invalidity or unenforceability of the Lease, any of the Operative Documents (as hereafter defined in this Section 2.2) or any other infirmity therein or any lack of power or authority of Lessor, Lessee, Lender or any other person to enter into the Lease or any Operative Document; (f) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee, Lessor, Lender or any other person; or (g) any other circumstances, happenings or events whatsoever, whether or not similar to any of the foregoing. For the purposes of the Lease, the term "Operative Documents" shall mean the Loan Agreement, the Note, the Individual Guaranty of even date herewith by Louis
J. Pearlman in favor of Lender, the Corporate Guaranty of even date herewith by Trans Continental Airlines, Inc. in favor of Lender, all Lease Documents and each other document, instrument or certificate executed and delivered in connection with the Loan Agreement, the Lease and the transactions contemplated thereby.

        2.3 MANNER OF PAYMENT. Rent is payable as and when specified in the Equipment Schedule by wire transfer of immediately available funds to Lender's Account No. 52-40409 at First Chicago National Bank, Chicago, Illinois, ABA Routing No. 071-000-013, or


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by mailing the same to Lender at 65 Water Street, South Norwalk, Connecticut
06854 or at such other address as Lender shall from time to time designate in writing to Lessee; and shall be effective upon receipt. All rent and any other amounts due hereunder shall be payable directly to Lender until Lessee shall have received notice from Lender that the Lender's Lien has been discharged, after which date all payments of rent due shall be paid to Lessor at its payment address provided below its signature hereto or at such other address as Lessor may direct by notice in writing to Lessee.

        2.4 LATE CHARGES. Time is of the essence. If any payment due hereunder is not paid on the due date, Lessor may collect, and Lessee agrees to pay, a charge calculated as the product of the Late Charge Rate (as such term is defined in the Equipment Schedule) and the amount in arrears for the period such amount remains unpaid (or such lesser amount as may be permitted by law).

        2.5 SUFFICIENCY. Notwithstanding any provision to the contrary in this Lease or in any of the other Lease Documents, in all events any computation of Base Rent, Stipulated Loss Value or monetary damages payable pursuant to Section
18.2 hereof, including without limitation any liquidated damages (all such monetary damages, "Lease Damages") shall provide for payment in respect of Base Rent, Stipulated Loss Value or Lease Damages, as the case may be, on any date on which payment thereof is due, in an amount (and in any event the amount of any such payment due by Lessee hereunder shall in all cases be not less than an amount) which is at least sufficient to pay in full, as of such date, any payments of principal, interest, premium, acceleration fee and other Indebtedness (as defined in the Loan Agreement) then required to be made in respect of the Note and the Loan Agreement.

        3 . LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Lessee represents, warrants and covenants that:

        3.1 DUE ORGANIZATION. Lessee is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation, has the full corporate power and authority to carry on its business as currently conducted, and has full power and authority to hold property under lease and to enter into, and to perform its obligations under, this Lease Agreement, the Equipment Schedule and each other document, instrument or certificate to which it is a party, including without limitation, those referenced in Section 5.1 hereof (collectively, the "Lease Documents"). Lessee is in good standing as a foreign corporation in each jurisdiction where failure to so qualify would have a material adverse effect on Lessee, Lessee's business or financial condition or its ability to perform and comply with the provisions of the Lease Documents. Lessee is and will continue to be a "citizen of the United States" within the meaning of 49 U.S.C. 40102(a)(15).


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        3.2 DUE AUTHORIZATION ETC. The execution, delivery and performance of the Lease and the other Lease Documents, (a) have been duly authorized by all necessary corporate action on the part of Lessee; (b) do not require the consent of any stockholder, trustee or holders of any indebtedness of Lessee except such as have been duly obtained; and (c) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or the charter or by-laws of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound.

        3.3 NO CONSENT. Neither the execution and delivery by Lessee of the Lease and all of the other Lease Documents, nor the consummation of any of the transactions by Lessee contemplated hereby or thereby, nor the establishment or perfection of the right, title or interest of Lessor under the Lease or in and to the Aircraft, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal, state or foreign governmental authority or agency, except as further provided herein.

        3.4 ENFORCEABLE. The Lease and all other of the other Lease Documents, when entered into, will constitute legal, valid and binding obligations of Lessee enforceable against Lessee, in accordance with the terms hereof and thereof.

           3.5 NO PENDING ACTION ETC. (a) There are no pending actions or proceedings to which Lessee is a party, and there are no other pending or threatened actions or proceedings of which Lessee has actual knowledge, before any court, arbitrator or administrative agency, and there are no final judgments of record against Lessee of which Lessee has actual knowledge, which, either individually or in the aggregate, would materially adversely affect the financial condition of Lessee, or the ability of Lessee to perform its obligations under the Lease or under the other Lease Documents; (b) Lessee is not in default under any material obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent which, either individually or in the aggregate, would have the same such effect nor is Lessee in violation of any law, order, injunction, decree, rule or regulation applicable to Lessee of any court or administrative body, which violation would materially and adversely affect the financial condition of Lessee; and (c) no event has occurred and is continuing which, under the provisions of any indenture, mortgage, loan agreement or other material agreement or instrument, with the lapse of time or the giving of notice, or both, would constitute a default thereunder which, either individually or in the aggregate, would materially adversely affect Lessee's ability to perform its obligations hereunder.



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        3.6 ERISA. Lessee is not entering into the Lease or the transaction contemplated hereby, directly or indirectly in connection with any arrangement or understanding by it in any way involving any employee benefit plan (other than a governmental plan) with respect to which it is a party in interest, all within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

        3.7 FINANCIAL STATEMENTS. The financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and accurately and completely present Lessee's financial condition in all material respects and the results of its operations in all material respects as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations.

        3.8 CHIEF EXECUTIVE OFFICE. The address stated below the signature of Lessee is the chief place of business and chief executive office (as either of such terms is used in Article 9 of the Uniform Commercial Code of Florida) of Lessee and Lessee agrees to give Lessor and Lender prior written notice of any relocation of said chief executive office or chief place of business from its present location. Lessee does not conduct business under a trade, assumed or fictitious name.

        3.9 SALE-LEASEBACK. The Full Warranty Bill of Sale of even date herewith (the "Warranty Bill of Sale") from Lessee to Lessor transfers to Lessor valid title to the Aircraft and the equipment described therein free and clear of any and all encumbrances, liens, charges or defects. No filing or recordation must be made, no notice must be given, and no other action must be taken with respect to any state or local jurisdiction, or any person, in order to preserve to Lessor all the rights transferred by the Warranty Bill of Sale.

        3.10 ANHEUSER BUSCH COLLATERAL. (a) The Anheuser Busch Contract (as defined in Section 5.1.11) has been duly and validly authorized, executed and delivered by Lessee and Anheuser; is in full force and effect with respect to Lessee and Anheuser; and constitutes legal, valid and binding obligations of Lessee and Anheuser, enforceable against each such party by the other in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by applicable laws (including any applicable common law and equity) and judicial decisions which may affect the remedies provided therein. (b) To Lessee's knowledge, no default or event which, with the giving of notice or lapse of time or both, would become a default, has occurred under the Anheuser Busch Contract. (c) The copy of the Anheuser Busch Contract delivered to Lessor pursuant to Section 5.1.11 hereof constitutes the entire agreement of the

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parties with respect to the transactions evidenced thereby. (d) Lessee is the sole owner of, and has not heretofore assigned or pledged or caused, permitted or suffered to exist any lien, claim or encumbrance against, the Anheuser Busch Collateral (as defined in Section 11.4). (e) The Anheuser Busch Contract is not subject to any defense, claim, counterclaim, set-off or any right to cancellation or termination. (f) The grant of security interest in Section 11.4 hereof creates in favor of Lessor a first priority perfected security interest in the Anheuser Busch Collateral, effective against all persons; Lessor's rights as secured party pursuant to such grant were assigned to Lender pursuant to the Loan Agreement; and any filing, recordation or any other action or procedure permitted or required by law to perfect and give first priority to Lender's security interest in the Anheuser Busch Collateral has been accomplished. (g) Lessee has no knowledge of any facts impairing the value or validity of the Anheuser Busch Contract, any rights created thereby, the Anheuser Busch Collateral or this Lease.

        4. FINANCIAL INFORMATION; FURTHER ASSURANCES.

        4.1 FINANCIAL INFORMATION. Lessee will furnish Lessor (a) within ninety
(90) days after the end of each fiscal year of Lessee, a balance sheet for Lessee as at the end of such year, and the related statement of income and statement of cash flows of Lessee, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accountants of recognized standing selected by Lessee and reasonably acceptable to Lessor; (b) within sixty (60) days after the end of each quarter of each of Lessee's fiscal years, a balance sheet for Lessee as at the end of such quarter, and the related statement of income and statement of cash flows of Lessee, prepared in accordance with GAAP; and (c) within thirty (30) days after the date on which they are filed, all regular periodic reports, forms and other filings required to be made by Lessee to the Securities and Exchange Commission.

        4.2 FURTHER ASSURANCES. Lessee promptly will execute and deliver to Lessor and Lender such further documents, instruments and assurances and take such further action as Lessor or Lender from time to time reasonably requests to carry out the intent and purpose of the Lease and the other Operative Documents and to establish and protect the rights and remedies intended to be created in favor of Lessor and Lender hereunder and thereunder. Lessee, forthwith upon delivery of the Aircraft under the Lease, shall cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of Lessor under Title 49 of the United States Code, as amended (such title, including all future amendments thereto, and any similar legislation of the United States enacted in substitution or replacement thereof, "Title 49"), and, subject to the Lender's Lien until discharged.



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        5. CONDITIONS PRECEDENT. Lessor's obligations hereunder and under the other Lease Documents are conditioned upon satisfaction of all of the following on the dates and in the manner provided below:

        5.1 RECEIPT OF DOCUMENTS, ETC. Lessor having received the following, in form and substance satisfactory to Lessor prior to May 31, 1995, or on such other date mutually agreed to by the parties in writing as the closing date (the "Closing Date"), all dated as of such date (or by such other date provided for below):

                     5.1.1 Secretary's Certificate. Certificate of the Secretary or an Assistant Secretary of Lessee certifying: (a) resolutions of the Board of Directors or validly authorized Executive Committee of Lessee duly authorizing the sale and leasing of the Aircraft hereunder, the collateral assignment and grant of security interests hereunder and the execution, delivery and performance of the Lease and all related instruments and documents; and (b) the incumbency and signature of the officers of Lessee authorized to execute such documents.

                     5.1.2 Insurance. Evidence as to due compliance with the insurance provisions hereof.

                     5.1.3 UCCs. Uniform Commercial Code financing statements as required by Lessor.

                     5.1.4 Opinion of Lessee's Counsel. An opinion of counsel for Lessee as to each of the matters set forth in Sections 3.1 through 3.5 and 3.9, or in form otherwise acceptable to Lessor.

                     5.1.5 Chattel Paper. The chattel paper designated original of this Lease Agreement and the Equipment Schedule (marked as being the "Original" thereof).

                     5.1.6 FAA Opinions. Certain opinions by telephone on the Closing Date (with a letter to following after recordation) from Crowe & Dunlevy, P.C., special FAA counsel ("FAA Counsel") regarding the status of the title to the airframe comprising a portion of the Aircraft (the "Airframe") and each engine comprising a portion of the Aircraft (each, an "Engine"), the filing of the Lease Agreement and the Equipment Schedule and various other matters related thereto.

                     5.1.7 Bills of Sale. The Warranty Bill of Sale pursuant to which Lessee shall convey to Lessor good and marketable title to the Aircraft and the equipment described therein, free and clear of all claims, liens and legal processes (other than the rights of Lessee under the Lease); and such instruments and documents as reasonably may be required to permit registration of the Aircraft in the name of Lessor, including AC Form 8050-2 Aircraft Bill of Sale with respect to the Aircraft. Lessee shall also provide Lessor with copies of the bills of sale and other


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evidence of its having acquired good title to the aircraft, and an assignment by
Lessee to Lessor of all warranties provided by the vendor with respect thereto (and an acknowledgment of such assignment).

             5.1.8 Airworthiness Certificate. Evidence that:

                       (a) the Aircraft has been duly certified as to type and airworthiness by the Federal Aviation Administration ("FAA") and fully conforms to such type certificate; and

                       (b) Lessee shall be operating the Aircraft pursuant to an operating certificate and appropriate operations specifications issued under Part 91 of the Federal Aviation Requlations.

             5.1.9 Appraisal. A report from an appraiser selected by Lessor containing such information and opinions as Lessor deems appropriate.

             5.1.10 Transaction Costs. An amount equal to all of the transaction costs incurred by Lessor and Lender in connection with this transaction, including without limitation, the costs of making the filings and recordings required hereunder (including, without limitation, the fees and disbursements of FAA Counsel and special counsel for each such party), which costs, Lessee hereby acknowledges and agrees, shall be the sole responsibility of, and paid to Lessor and Lender, respectively (or their respective designees, as the case may be) in good collected funds on such date by, Lessee; provided, however, with respect to any such costs that are accrued and/or invoiced after the Closing Date, Lessee shall remain responsible for and pay or reimburse Lessor or Lender, as applicable, for the same immediately upon receiving such person's written instructions, and in accordance therewith.

             5.1.11 Anheuser Busch Contract. A copy of the Bud I
Advertising Agreement dated March 12, 1992, as amended and restated on July 8, 1994, between Lessee and Anheuser Busch Companies, Inc. ("Anheuser") and any and all amendments, supplements or modifications thereto (as the same has or may at any time and from time to time be amended, supplemented or modified, the "Anheuser Busch Contract") certified by a duly authorized officer of Lessee as being a true, correct and complete copy thereof.

            5.1.12 Notice, Acknowledgement and Agreement. A notice, acknowledgement and agreement executed and delivered by Anheuser, in form and substance satisfactory to Lessor, whereby, among other things, Anheuser acknowledges the collateral assignment and grant of security interest described in Section 11.4 of this Lease Agreement, the further assignment thereof by Lessor to Lender pursuant to the Loan Agreement, and Lessor's and Lender's respective rights relating thereto.



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           5.2 FAA AND OTHER FILINGS. The following shall have been complied with to Lessor's satisfaction on the dates set forth below:

                     5.2.1 Delivery to FAA Counsel. Two (2) manually executed original counterparts of this Lease Agreement and the Equipment Schedule, each marked as being the "Duplicate" thereof, shall have been delivered to FAA Counsel at least one (1) business day prior to the Closing Date.

                     5.2.2 Filings. On the Closing Date, such duplicate counterpart documents and all such other filings shall have been filed for recordation at the FAA and at such other appropriate filing offices, each in recordable form, and delivered together with all filing fees, recordation and other taxes and all other charges required to be paid as a condition to their being so filed and recorded.

                     5.2.3 Termination of Allstate Lien. A release of lien, in recordable form, executed and delivered by Allstate Financial Corporation ("Allstate") which releases all of Allstate's security interests, collateral assignments and any other rights, title or interests in, under and relating to the Aircraft and the Anheuser Busch Contract (including, without limitation, all proceeds thereof) and the execution and delivery of any other documents, agreements or instruments, including but not limited to, Uniform Commercial Code termination statements, that Lessor may request for the purpose of effectuating such release.

              5.3 REPRESENTATIONS AND WARRANTS. The representations and warranties contained in Section 3 hereof being true and accurate on and as of the date hereof and the effective date of the Equipment Schedule as though made on and as of such dates, except to the extent that such representations and warranties expressly relate solely to an earlier date and Lessee's execution of such documents shall be deemed a certification by each such party of the foregoing.

              5.4 OTHER CONDITIONS. Lessee shall have delivered any and all other documents, and complied with or caused to have been complied with any and all of the other requirements set forth in the closing memorandum prepared by Lender and distributed to Lessee and Lessor prior to the date on which the advance of the loan evidenced by the Note is anticipated.

        6. DELIVERY; INSPECTION AND ACCEPTANCE BY LESSEE. Upon tender of delivery, Lessee shall cause an inspection of the Aircraft to be made and, if the same is found to be in good order Lessee shall accept delivery of the same and shall execute and deliver to Lessor the Equipment Schedule containing a complete description of each item comprising the Aircraft so delivered and accepted; whereupon, as between Lessor and Lessee, the same shall be deemed to have been finally accepted by Lessee pursuant to this Lease Agreement.

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        7. IDENTIFICATION OF AIRCRAFT. Lessee will cause the Aircraft to be continually marked, in a plain, distinct and conspicuous manner adjacent to the airworthiness certificate with (a) the name of Lessor followed by the words "Owner and Lessor", or other appropriate words designated by Lessor on a metal nameplate, and (b) until the Lender's Lien is discharged, the name of Lender followed by the words "Secured Party", or other appropriate words designated by Lender on a metal nameplate; with appropriate changes thereof and additions thereto as from time to time may be required in order to protect the title of Lessor to the Aircraft and Lessor's rights under this Lease, and the first priority security interest of the Lender's Lien on the Aircraft and Lender's rights under the Operative Documents. Lessee shall maintain and prominently display the "N" number specified on the Schedule of Aircraft attached to the Equipment Schedule.

      8. REGISTRATION, USE AND MAINTENANCE.

           8.1 REGISTRATION, USE AND MAINTENANCE. During the term of this Lease, Lessee, at its own cost and expense, shall (a) cause the Aircraft to be duly registered in the name of Lessor under the Title 49 and shall not register the Aircraft under the laws of any other country; (b) maintain, inspect, service, repair, overhaul and test the Aircraft and in accordance with (i) all maintenance manuals initially furnished with the Aircraft, including any subsequent amendments or supplements to such manuals issued by the manufacturer from time to time, (ii) all mandatory service bulletins with respect to the Aircraft issued, supplied or available by or through the manufacturer and/or the manufacturers of any engine or part, (iii) all airworthiness alerts and directives issued by the FAA or similar regulatory agency having jurisdictional authority, and as promptly as possible causing compliance with such airworthiness alerts and directives to be completed through corrective modification in lieu of operating manual restrictions, (iv) the manufacturer's approved maintenance program (as modified and supplemented from time to time);
(c) maintain all records, logs and other materials required by the FAA, or any other governmental authority having jurisdiction, to be maintained in respect of the Aircraft or by the manufacturer thereof for enforcement of any warranties;
(d) promptly furnish to Lessor such information as may be required to enable Lessor to file any reports required by any governmental authority as a result of Lessor's ownership of the Aircraft; (e) operate the Aircraft solely within the territory of the United States of America; (f) keep at appropriate levels under applicable government guidelines and pay for all oil, fuel and lubricants consumed by and required for the operation of the Aircraft; (g) make such alterations, modifications and additions to the Aircraft as may be required from time to time under any law, rule, or any airworthiness directive, or alert, regulation or order of the FAA, or other governmental authority having jurisdiction or mandatory service bulletin or similar notice issued by the manufacturer thereof; (h) comply with (i) all Federal Aviation Regulations ("FARs") and any amendments, supplements, or



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




changes thereto and all other governmental requirements, rules and regulations, within the applicable compliance period thereof, including all airworthiness directives promulgated or issued by the FAA and any other governmental authority having jurisdiction over the Aircraft or Lessee's operation thereof, (ii) the operating certificate and operation specifications specified in Section 5.1.8 and (iii) with all maintenance manuals (including any subsequent amendments or supplements to such manuals) issued by the manufacturer from time to time, and all service bulletins and similar notices issued or supplied by or available through the manufacturer of the Aircraft, engines or any part (a "Part"); (i) maintain corrosion control through its maintenance program and any supplemental inspection programs or directives established or issued by the manufacturer or the FAA; and (j) without limiting any of the requirements set forth in clauses
(a) through (i) above, or otherwise under this Section 8, keep the Aircraft in at least as good condition as when delivered to Lessee hereunder (reasonable wear and tear from normal and proper use consistent with the terms of this Lease excepted), and in such condition as may be necessary to enable the airworthiness certificate of such Aircraft to be maintained in good standing at all times under Title 49. All maintenance procedures required herein shall be undertaken and completed in accordance with manufacturer's recommended procedures and applicable FARs and all other applicable laws, and only by properly trained, licensed, and certificated maintenance sources and maintenance personnel. Throughout the term of this Lease, the possession, use and maintenance of the Aircraft shall be at the sole risk and expense of Lessee and the Aircraft shall be based and properly hangared at the hangar location set forth in the Equipment Schedule. Lessee shall not attach or incorporate any Item to or in any other item of equipment in such a manner that such Item comprising the Aircraft becomes or may be deemed to have become an accession to or a part of such other item of equipment.

                    8.2 REPLACEMENTS AND ALTERATIONS.

                        8.2.1 Emplacements. Lessee, at its own expense, will within a reasonable time replace, or cause to be replaced, any and all Parts that from time to time become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, or are removed pursuant to the terms of this Lease, including without limitation, the airship envelope being used as a part of the Aircraft on the Closing Date. In furtherance of the foregoing, Lessee agrees that it shall replace such airship envelope with the replacement airship envelope referenced in the Schedule of Equipment; and each of the original airship envelope and replacement airship envelope shall be deemed a "Part" for all purposes of this Lease. All such replacement Parts and/or accessories must be free and clear of all liens, encumbrances or rights of others (except, so long as the Lender's Lien shall not have been discharged, the Lender's Lien) and be in a condition and have a value and utility equal to the greater of (a) the Parts replaced or (b) the value, condition and utility of such replaced

Parts would have had if maintained in the condition and repair required by the terms hereof. All Parts at any time removed from the Aircraft shall remain the property of Lessor and subject to the Lender's Lien, no matter where located, until such time as such Parts shall be replaced by parts which have been incorporated or installed in or attached to the Aircraft and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Aircraft as above provided, without further act, (i) title to the removed Part shall thereupon vest in Lessee, on an "as is, where is" and "with all faults" basis, free and clear of all rights of Lessor and shall no longer be deemed a Part hereunder, (ii) title to such replacement Part shall thereupon vest in Lessor and become subject to the Lender's Lien, and (iii) such replacement Part shall become subject to this Lease and be deemed part of the Aircraft, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Aircraft. Lessee agrees to prepare, execute and file, at its own expense, such documents as may be reasonably required to create, protect and/or perfect Lessor's ownership or other interest in any such replacement Part and the Lender's Lien in any such replacement Part.


                    8.2.2 Alterations. Except as provided in Section 8.4 hereof, Lessee shall not make any material alterations to the Aircraft without the prior written consent of Lessor, which consent shall not be unreasonably withheld; provided, however, that until the Lender's Lien has been discharged, any such material alterations shall require Lender's prior written consent.

              8.3 INSPECTION. Upon reasonable advance notice, Lessor and Lender shall have the right to inspect the Aircraft and all logs, flight manuals, and maintenance records and any other books and records identified by Lessor and/or Lender with respect thereto, at any reasonable time during normal business hours; provided, that Lessor and Lender shall not have any duty to inspect and shall not incur any liability or obligation by reason of not making any such inspection.

              8.4 COMPLIANCE WITH LAWS. Without limiting the generality of
 Section 8.l hereof, Lessee agrees that the Aircraft will be maintained, used and operated in compliance with any and all statutes, laws, rules, ordinances, regulations and all directives and mandatory standards issued by any governmental agency applicable to the Aircraft.

        9. DISCLAIMER OF WARRANTIES.

              9.1  DISCLAIMER.  LESSEE  HEREBY  ACKNOWLEDGES  AND  AGREES
THAT: NEITHER LESSOR NOR LENDER IS A SELLER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE) NOR A SELLER'S AGENT, AND THE AIRCRAFT AND THE RIGHTS AND INTERESTS CONVEYED HEREIN WITH RESPECT THERETO ARE BEING CONVEYED AND DELIVERED TO LESSEE "AS IS"

AND "WHERE IS" WITHOUT ANY RECOURSE TO LESSOR OR LENDER, AND LESSOR AND LENDER HAVE NOT MADE, AND HEREBY DISCLAIM, LIABILITY FOR, AND LESSEE HEREBY WAIVES ALL RIGHTS AGAINST LESSOR AND LENDER RELATING TO, ANY AND ALL WARRANTIES, GUARANTIES, REPRESENTATIONS OR OBLIGATIONS OF ANY KIND WITH RESPECT TO THE AIRCRAFT (OR ANY PART), EITHER EXPRESS OR IMPLIED, ARISING BY APPLICABLE LAW (INCLUDING ANY ENVIRONMENTAL LAW) OR OTHERWISE, INCLUDING (a) ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, REPRESENTATIONS OR OBLIGATIONS OF OR ARISING FROM OR IN (i) MERCHANTABILITY OR FITNESS FOR PARTICULAR USE OR PURPOSE, (ii) COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, OR (iii) TORT (WHETHER OR NOT ARISING FROM THE ACTUAL, IMPLIED OR IMPUTED NEGLIGENCE OF LESSOR OR LENDER OR STRICT LIABILITY) OR UNDER THE UNIFORM COMMERCIAL CODE OR OTHER APPLICABLE LAW WITH RESPECT TO THE AIRCRAFT, INCLUDING ITS TITLE (INCLUDING ANY WARRANTY OF GOOD OR MARKETABLE TITLE OR FREEDOM FROM LIENS), FREEDOM FROM TRADEMARK, PATENT OR COPYRIGHT INFRINGEMENT, LATENT DEFECTS (WHETHER OR NOT DISCOVERABLE), CONDITION, MANUFACTURE, DESIGN, SERVICING OR COMPLIANCE WITH APPLICABLE LAW (INCLUDING ALL ENVIRONMENTAL LAWS) AND (b) ALL OBLIGATIONS, LIABILITIES, RIGHTS AND REMEDIES, HOWSOEVER ARISING UNDER ANY APPLICABLE LAW (INCLUDING ANY ENVIRONMENTAL LAW) WITH RESPECT TO THE MATTERS WAIVED AND DISCLAIMED, INCLUDING FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE EQUIPMENT, OR ANY LIABILITY OF LESSEE, LESSOR OR LENDER TO ANY THIRD PARTY, OR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (AS SUCH TERMS ARE USED IN THE UNIFORM COMMERCIAL CODE, OR OTHER APPLICABLE LAW), ALL SUCH RISKS, AS BETWEEN LESSOR, LENDER AND LESSEE, ARE TO BE BORNE BY LESSEE.

           9.2 FURTHER ACKNOWLEDGEMENTS. Lessee further acknowledges and agrees that: Lessor has made the Aircraft available to Lessee for examination prior to Lessee's entering into the Lease, and demanded that Lessee inspect the Aircraft using a professional in the field of inspections pertaining to aircraft of this type, and Lessee has pursuant to such demand examined the Aircraft (using such an experienced inspector); the Aircraft was selected by Lessee on the basis of its own respective judgment; Lessee has not asked for, been given or relied upon any statements, representations, guaranties or warranties of Lessor; Lessor is not in the business of manufacturing or assembling aircraft (including the Aircraft) or otherwise in the business of being a vendor or supplier, but is instead in the business of providing financial accommodations including lease financing; and Lessor's agreement to enter into this Lease is in reliance upon the freedom from liability or responsibility for the matters waived and disclaimed herein. Without limiting the foregoing, disclaimers, acknowledgements and agreements, Lessor is not responsible or liable for any direct, indirect, incidental or consequential damage to or losses arising in connection with the Aircraft or any Part, including, without limitation, any of the same resulting from the manufacture, installation, operation, use, service, testing, inspection, alteration, modification or other undertaking with respect to the aircraft or any part thereof.

           9.3 WARRANTIES. All assignable warranties made by the manufacturer or supplier to Lessor are hereby assigned to Lessee for and during the term of this Lease, subject to Lender's Lien and Lender's rights arising thereunder with respect to such warranties, and Lessee agrees to resolve all such claims directly with the manufacturer or supplier. Provided that Lessee is not then in Default (as hereinafter defined) hereunder, Lessor shall cooperate fully with Lessee with respect to the resolution of such claims, in good faith and by appropriate proceedings at Lessee's expense. Any such claim shall not affect in any manner the unconditional obligation of Lessee to make rent payments hereunder.

      10. FEES AND TAXES.

           10.1 INDEMNIFICATION. To the extent permitted by law and except as otherwise provided herein, Lessee shall file any necessary report and return for, shall pay promptly when due, shall otherwise be liable to reimburse Lessor and Lender (on an after-tax basis) for, and agrees to indemnify and hold Lessor and Lender harmless from: (a) all titling, recordation, documentary stamp and other similar fees; (b) taxes (other than Income Taxes as defined herein), including but not limited to sales, use and personal property taxes; and (c) assessments and all other charges or withholdings of any nature (other than Income Taxes as defined herein) (together with any penalties, fines or interest thereon); any and all of the foregoing, arising at any time upon or relating to the Aircraft, this Lease or any other Operative Document or with respect to the acquisition, ownership, use, operation, leasing, delivery, return or other disposition of the Aircraft, or upon the rentals payable hereunder, whether the same be assessed to Lessor, Lender or Lessee.

           10.2 CONTESTS AND REFUNDS. If any report or return for, or property listing in connection with, or any, fee, tax or assessment described in Section
10.1 hereof ("Imposition") for which Lessee is responsible hereunder is, by law, required to be filed by, assessed or billed to, or paid by, Lessor or Lender, Lessee at its own expense will do any and all things required to be done by Lessor and/or Lender (to the extent permitted by law) in connection therewith and is hereby authorized by Lessor and/or Lender, as the case may be, to act on behalf of Lessor and/or Lender, as the case may be, in any and all respects, including (but not limited to), after obtaining the prior written consent of Lessor and/or Lender, as the case may be, (which shall not unreasonably be withheld), the contest or protest, in good faith and by appropriate proceedings, of the validity of any Imposition or the amount thereof. Lessor and Lender agree fully to cooperate with Lessee in any such contest, and Lessee agrees promptly to indemnify Lessor and/or Lender, as the case may be, for all reasonable expenses incurred by Lessor and/or Lender, as the case may be, in the course of such cooperation. A claim for an Imposition shall be paid, subject to refund proceedings, if failure to pay would adversely affect the title or rights of Lessor hereunder or Lender under the Operative Documents. Provided that Lessee is not then in Default (or if such Default is subsequently cured, upon such cure), if Lessor or Lender, as the case may be, shall obtain a refund of any such Imposition which has been paid (by Lessee or, by Lessor and for which Lessor has been reimbursed by Lessee, or by Lender and for which Lender has been reimbursed by Lessor), Lessor or Lender, as the case may be, promptly shall pay such refund to Lessee.

           10.3 OWNERSHIP. Lessee will cause all billings relating to such Impositions to Lessor to be made to Lessor in care of Lessee and will, in preparing any report or return required by law, show the ownership of the Aircraft in Lessor, and shall send a copy of any such report or return to Lessor.

           10.4 LESSORS RIGHT TO PERFORM. If Lessee fails to pay any such charges when due, except any Imposition being contested in good faith and by appropriate proceedings as above provided, Lessor or Lender, as the case may be, at their option may do so, in which event the amount so paid (including any penalty or interest incurred as a result of Lessee's failure), plus interest thereon at the Late Charge Rate, shall be paid by Lessee to Lessor or Lender, as the case may be, with the next periodic payment of rent.

           10.5 EXCLUSIONS. The provisions of Section 10.1 shall not apply: (a) to any Imposition imposed as a result of a voluntary transfer or disposition by Lessor or Lender, or their respective successors or assigns, of all or any portion of Lessor's equitable legal or equitable ownership interest or Lender's first priority security interest in the Aircraft, the Airframe, the Engines, any Item, this Lease or any Operative Documents, unless such transfer or disposition is being made pursuant to any provisions of this Lease (other than Section 19.2) or any Operative Document; or (b) to any Imposition that Lessee is contesting in good faith and permitted to do so by the provisions of this Lease until the conclusion of such contest; except, that Lessee's right to contest any Imposition and thereby avoid its obligation to pay any such Imposition, is conditioned upon such contest not involving any material danger of the sale, forfeiture or loss of the Aircraft (including the Airframe or any Engine or any material Part).

           10.6 "INCOME TAX". For purposes of this Section 10, the term "Income Tax" means any tax based on or measured by or with respect to gross or net income (including, without limitation, capital gains taxes, minimum taxes, income taxes collected by withholding and taxes on tax preference items) or receipts (provided, however, that sales, use, rental, license, ad valorem or property taxes, or taxes imposed in lieu of such taxes, shall not constitute an Income Tax) and taxes that are capital, doing business, franchise, excess profits, net worth taxes or taxes imposed in lieu of an Income Tax, as well as any and all interest, additions to tax, penalties or other charges in respect thereof.

           10.7 PERFORMANCE OF INDEMNITIES. Unless otherwise expressly provided, all payments to be made by Lessee under this Section 10 or Section 17 hereof or otherwise under the Operative Documents will be free of withholdings and of expense to Lessor, Lender or any Indemnitee for collection or other charges. Lessee's obligations under the indemnities provided for in this Lease shall be those of a primary obligor whether or not Lessor, Lender or any Indemnitee shall also be indemnified with respect to the same matter under the terms of any other agreement contemplated hereby, or any other document or instrument whether or not related to the transactions contemplated hereby, and the persons seeking indemnification from Lessee pursuant to any provisions of this Lease or the other Operative Documents may proceed directly against Lessee without first seeking to enforce any other right of indemnification.

      11.  INTENT;  TITLE;  GRANT OF  SECURITY  INTEREST  IN  ANHEUSER BUSCH
COLLATERAL.

           11.1 TRUE LEASE. It is the express intent of the parties that this agreement constitute a true lease and in no event shall this agreement be construed as a sale of the Aircraft. Title to the Aircraft shall at all times remain in Lessor, and Lessee shall acquire no ownership, title, property, right, equity, or interest in the Aircraft other than its leasehold interest solely as Lessee subject to all the terms and conditions hereof. The parties agree that this Lease is a "Finance Lease" as defined in Article 2A -- Leases of the Uniform Commercial Code as adopted in any applicable jurisdiction ("Article 2A"). Lessee acknowledges that Lessee has selected the Supplier (as defined in
Article 2A) and directed Lessor to purchase the goods from the Supplier. To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a lessee in Article 2A and Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may limit or modify any of Lessor's rights or remedies under Section 18.2 of this Lease.

           11.2 CONDITIONAL GRANT. Notwithstanding the express intent of the parties, should a court of competent jurisdiction determine that this Lease is not a true lease, but rather one intended as security, then solely in that event and for the expressly limited purposes thereof, Lessee shall be deemed to have hereby granted Lessor a security interest in this Lease, the Aircraft, and all accessions thereto, substitutions and replacements therefor, and proceeds (including insurance proceeds) thereof (but without the power of Lessee to dispose of the Aircraft); to secure the prompt payment and performance as and when due of all obligations and indebtedness of Lessee (or any affiliate of Lessee) to Lessor, now existing or hereafter created.

           11.3 NO LIENS. Lessee agrees to maintain the Aircraft free from all claims, liens and legal processes of creditors of Lessee other than the Lender's Lien and liens for fees, taxes,

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



levies, duties or other governmental charges of any kind, liens of mechanics, materialmen, laborers, employees or suppliers and similar liens arising by operation of law incurred by Lessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of the Aircraft or any interest therein). Lessee will defend, at its own expense, Lessor's title to the Aircraft and the Lender's Lien from such claims, liens or legal processes. Lessee shall also notify Lessor and Lender immediately upon receipt of notice of any lien, attachment or judicial proceeding affecting the Aircraft in whole or in part. Lessee shall not create, incur, assume or suffer to exist any mortgage, lien, pledge or other encumbrance or attachment of any kind whatsoever upon, affecting or with respect to this Lease or any of the other Operative Documents or any of Lessor's interests hereunder or of Lender's interest under any of the Operative Documents.

        11.4 ANHEUSER BUNCH COLLATERAL.

           11.4.1 Collateral Assignment and Grant of Security Interest. In order to secure the prompt payment and performance as and when due of all obligations and indebtedness of Lessee (or any other affiliate of Lessee) to Lessor, now existing or hereafter created, Lessee hereby pledges, assigns and grants to Lessor a continuing first priority lien and security interest in and to all of Lessee's right, title and interest in, to and under the Anheuser Busch Contract and any Substitute Agreement (as defined in Section 18 of this Lease Agreement), including without limitation, all payments due thereunder, together with any and all cash and noncash proceeds thereof (all such property being herein collectively referred to as the "Anheuser Busch Collateral"). The collateral assignment of, and security interest granted in, the Anheuser Busch Collateral hereunder are being made to secure Lessee's obligations to Lessor and shall not subject Lessor to, or transfer or in any way affect or modify, any obligation or liability of Lessee with respect to any of the Anheuser Busch Collateral or any transaction relating thereto.

           11.4.2 No Unpermitted Dispositions. Without the prior written consent of Lessor and (until the Lender's Lien is discharged) Lender, Lessee will neither (a) sell, assign, transfer, dispose of, pledge or grant or permit a lien, security interest or other encumbrance to exist on, the Anheuser Busch Collateral, other than the Lender's Lien, nor (b) amend, supplement or modify the Anheuser Busch Contract or any Substitute Agreement. Upon the request of Lessor and/or Lender, as the case may be, Lessee will immediately deliver to the Lessor and Lender all records, agreements and any other papers constituting, evidencing or relating to any of the Anheuser Busch Collateral or any such Substitute Agreement, as the case may be.

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



           11.4.3 Continuing Rights. Until Lessee's authority to do so is terminated by the Lessor pursuant to sub-subsection 11.4.4 below, Lessee shall have the authority, and Lessee agrees (a) at Lessee's sole cost and expense and in accordance with the collection practices customary in Lessee's business, to enforce and collect payment of all amounts due and payable on or in respect of the Anheuser Busch Contract or any Substitute Agreement on Lessor's behalf and for Lessor's account as Lessor's property in trust for Lessor and (b) to use the proceeds of all such payments for Lessee's general business purposes so long as such use is not inconsistent with the provisions of this Lease.

           11.4.4 Lessor's Rights. At any time upon or after the occurrence of a Default, Lessor, in addition to any other of its rights and remedies, may terminate the authority given to Lessee in sub-subsection 11.4.3 above, whereupon (a) Lessor shall have the right to notify and direct, and/or require the Lessee to notify and direct, Anheuser Busch or the obliger ("Substitute Obligor") under any Substitute Agreement to make all payments on or in respect of the Anheuser Busch Contract or such Substitute Agreement, as the case may be, directly to Lessor for deposit into a special account maintained by Lessor over which Lessor has exclusive dominion, control and power of access and withdrawal (the "Collection Account"); (b) unless otherwise agreed by Lessor, any cash, checks, instruments or other remittances on or with respect to the Anheuser Busch Contract or such Substitute Agreement, as the case may be, received by Lessee shall be delivered to Lessor within one day of receipt thereof by Lessee for deposit to the Collection Account in precisely the form in which received, except for the addition thereto of the endorsement of Lessee where required for collection of any checks, instruments or other remittances which endorsement Lessee agrees to make and with respect thereto Lessee hereby waives notice of presentment, protest and non-payment; (c) pending such deposit, Lessee will not commingle any such cash, checks, instruments or other remittances with other funds or property but will hold them separate and apart and in trust for Lessor subject to the security interests hereunder; and (d) Lessor shall have the right at any time and from time to time to apply funds held by it in the Collection Account to the payment of all or any part of the obligations secured hereunder, whether matured or unmatured, in such order and manner as Lessor may determine in its sole discretion. Without limiting the generality of the provisions of Section 15, until the Lender's Lien has been discharged, all of Lessor's rights hereunder, including without limitation, the right to maintain the Collection Account, to receive remittances and to apply funds in the Collection Account, shall be held and exercised by Lender, to the exclusion of Lessor.

       12. INSURANCE.

           12.1 CASUALTY INSURANCE. Lessee shall maintain in effect, at its own expense, with insurers having a rating of A + VIII or better in AM Best Co., Best Insurance Reports - Property-

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






Casualty, all-risk ground and flight aircraft hull insurance covering the Aircraft, including F.O.D. (foreign object damage), fire and explosion coverage, ingestion and lightning and electrical damage, and with respect to any engines or other Parts while removed from the Aircraft, and with respect to any engines or parts while temporarily installed on the Aircraft, provided that such insurance shall at all times be for an amount which, when paid, will be for not less than the greater of the full replacement value or the Stipulated Loss Value (as defined in Section 13 hereof).

           12.2 LIABILITY INSURANCE. Lessee shall also carry public liability insurance, both bodily injury and property damage (including, without limitation, third party aircraft liability insurance, passenger legal liability insurance and property damage liability insurance), covering the Aircraft, with a combined limit of not less than One Hundred Fifty Million Dollars ($150,000,000.00) per occurrence (or such higher amount as may from time to time be required by the insurer for geographical coverage or by any applicable authority in any jurisdiction within which the Aircraft is flown, including the airport authority of any airport into which the Aircraft is flown), or such lesser amount as Lessor may from time to time permit on notice to Lessee. Lessee shall obtain and maintain such insurance at its own expense and with carriers having the rating required in Section 12.1 above.

           12.3 POLICY TERMS AND ENDORSEMENTS. Each insurance policy and its respective cover amounts obtained in accordance with the requirements set forth in this Section 12 shall (a) be primary without right of contribution from any other insurance which is carried by Lessor or Lender, (b) as to the coverage required by Section 12.2 hereof, expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, (c) waive any right of the insurers to any set-off or counterclaim or any other deduction, by attachment or otherwise, in respect of Lessor, Lender or Lessee other than in respect of premiums, and (d) provide that Lessor or Lender shall not be required to pay or be liable for any premiums with respect to such insurance. All insurance for loss or damage to the Aircraft shall provide that losses shall be payable solely to Lessor (or, so long as the Lender's Lien shall not have been discharged, Lender), and Lessee shall utilize its best efforts to have all checks relating to any such losses delivered promptly to Lessor (or, so long as the Lender's Lien shall not have been discharged, Lender). Lessor and Lender shall each be named as an additional insured with respect to all such liability insurance. Lessee shall cause to be provided to Lessor and Lender, not less than thirty
(30) days prior to the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to Lessor and Lender of renewal or replacement coverage. Each insurer shall agree, by endorsement upon the policy or by independent instrument furnished to Lessor and Lender, (a) that it will give each of Lessor and Lender thirty (30) days' prior written notice of the effective date of any material


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


alteration or cancellation of such policy; (b) that insurance as to the interest of any named additional insured or loss payee other than Lessee shall not be invalidated by any actions, inactions, breach of warranty or conditions or negligence of Lessee or other person (other than such additional insured) with respect to such policy or policies; and (c) that it waives any rights of subrogation against each additional insured. All insurance carried in accordance with this Section 12 shall be in full force and effect throughout any geographical areas at any time traversed by the Aircraft. The proceeds of such insurance payable as a result of loss of or damage to the Aircraft shall be applied as required by the provisions of Section 13 hereof and the Loan Agreement.

   13. LOSS AND DAMAGE.

           13.1 RISK OF LOSS. Lessee assumes the entire risk of direct and consequential loss and damage to the Aircraft from all causes during the term of this Lease. Except as provided in this Section for discharge upon payment of the Stipulated Loss Value and other required amounts, no loss or damage to the Aircraft or any part thereof shall release or impair any obligations of Lessee under this Lease, which shall continue in full force and effect and shall be absolute during the term hereof. Lessee agrees that Lessor shall not incur any liability to Lessee for any loss of business, loss of profits, expenses, or any other damages resulting to Lessee by reason of any failure of or delay in delivery or any delay caused by any non-performance, defective performance, or breakdown of the Aircraft, nor shall Lessor at any time be responsible for personal injury or the loss or destruction of any other property resulting from the Aircraft.

           13.2 REPAIRS. In the event of loss or damage to any Item (including, without limitation, any engine or the airship envelope) which does not also constitute a Total Loss (as hereinafter defined) of the Aircraft, Lessee shall, at its sole cost and expense, promptly repair and restore such Item to the condition required by this Lease. Provided that Lessee is not then in Default (or if such Default is subsequently cured, upon such cure), upon receipt of evidence reasonably satisfactory to Lessor (or, so long as the Lender's Lien shall not have been discharged, Lender) of completion of such repairs, Lessor shall (or, so long as the Lender's Lien shall not have been discharged, cause Lender to) apply any insurance proceeds received by Lessor or Lender, as the case may be, on account of such loss or damage to the cost of such repairs; provided, however, in the event Lessee is required to pay for such repairs in stages as repairs are being made, Lessor shall, or shall cause Lender to, apply any insurance proceeds received by Lessor or Lender, as the case may be, on account of such loss or damage to the cost of such stages of repairs.

           13.3 TOTAL LOSS. Upon the occurrence of: (a) the actual or constructive total loss of the Aircraft; or (b) (i) the loss, disappearance, theft or destruction of the Aircraft, or (ii)


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damage to the Aircraft to such extent as shall make repair thereof uneconomical or shall render it permanently unfit for normal use for any reason whatsoever; or (c) the condemnation, or other taking of title to the Aircraft (as established to the reasonable satisfaction of Lessor (or, so long as the Lender's Lien shall not have been discharged, Lender); or (d) the confiscation, seizure or requisition of use of the Aircraft for a period in excess of ninety
(90) consecutive days or for a period which continues beyond the date on which Lessee is required to return the Aircraft upon the termination of this Lease; or
(e) as a result of any rule, regulation, order or other action by the FAA, the use of the Aircraft in the normal course of Lessee's business shall have been prohibited for a period of three (3) consecutive months, or beyond the date on which this Lease is scheduled to expire; any such occurrence being herein referred to as a "Total Loss"; and for the purposes of Section 13.7, the Term "Total Loss" shall also mean the occurrence of any of the events specified in clauses (a), (b), (c), (d) or (e) above, solely with respect to the airship envelope or any engine. Upon the occurrence of any Total Loss during the term of this Lease, Lessee shall give prompt notice thereof to Lessor and Lender.



           13.4 TOTAL LOSS PAYMENT. Not later than the earlier of (a) the thirtieth (30th) day following the occurrence of such Total Loss or (b) the second (2nd) day following receipt by the loss payee of the insurance proceeds in respect of such Total Loss (the "Payment Due Date"), Lessee shall pay to Lessor (or, so long as the Lender's Lien shall not have been discharged, Lender) the rent and any other amounts which would have been due on that date pursuant to the terms of this Lease, plus the Stipulated Loss Value of the Aircraft, calculated as of the next scheduled rent payment date after such Total Loss (the "Calculation Date"), plus interest thereon, at the Late Charge Rate from the Payment Due Date until such amount is paid in full (less any net insurance proceeds or net condemnation award actually paid). Without waiving Lessee's obligation to pay such amounts on a timely basis, Lessee shall continue to make all scheduled rent and other payments to Lessor (or, so long as the Lender's Lien shall not have been discharged, Lender) on the due date therefor until the Stipulated Loss Value is fully and finally paid; and Lessee shall be entitled to a credit against its obligation to pay the Stipulated Loss Value in the amount of any rental payments payable and received in good collected funds after the Calculation Date or with respect to any period after the Payment Due Date.

           13.5 LESSOR'S CONVEYANCE. Upon Lessor's (or, so long as the Lender's Lien shall not have been discharged, Lender's) receipt of all of the amounts specified in Section 13.4 in good collected funds in respect of the Aircraft, this Lease and the obligation to make future Base Rent payments shall terminate and (to the extent applicable) Lessee thereupon shall become entitled to the Aircraft "as is" and "where is," without recourse to Lessor or Lender, and without representation or warranty, express or implied, with

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respect to any matter whatsoever. Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee, all of Lessor's title and interest in and to the Aircraft without recourse or warranty except (as to Lessor's title) in respect of Lessor's acts. Except as expressly provided herein, Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Aircraft or any other matters whatsoever. Notwithstanding the foregoing, the Aircraft shall not be conveyed to Lessee, and Lender's rights, title and interests with respect thereto shall not be conveyed, terminated or otherwise affected by its receipt of the amounts to be paid upon a Total Loss unless such payment results in the discharge of the Lender's Lien pursuant to the Loan Agreement.

           13.6 CALCULATION OF SLV. As used herein. "Stipulated Loss Value" shall mean the product of the Total Invoice Cost (as designated on the appropriate Equipment Schedule) of the Aircraft and the applicable percentage factor set forth on the Schedule of Stipulated Loss Values attached to the Equipment Schedule. The Stipulated Loss Value shall be calculated in accordance with Section 13.4.

           13.7 LOSS OF ENGINES OR ENVELOPE. Notwithstanding anything to the contrary contained in this Section 13:

             13.7.1 Notice. Upon the occurrence of a Total Loss with respect to any engine or airship envelope comprising the Aircraft, provided such occurrence does not constitute or happen in connection with a Total Loss with respect to the Aircraft as provided herein, Lessee shall give written notice thereof to Lessor and Lender within fifteen (15) days of the occurrence thereof.

             13.7.2 Replacement. As promptly as is reasonably practicable, but no later than one hundred twenty (120) days after such Total Loss, Lessee shall duly convey to Lessor, as replacement for such Item having suffered a Total Loss, good and marketable title to another engine or envelope, as the case may be, of the same manufacturer and of the same or an improved model, as suitable for installation and use on the Aircraft as the engine or envelope, as the case may be, being so replaced. Such replacement engine or envelope shall be free and clear of all liens (except that it shall immediately become subject to the Lender's Lien upon Lessee's conveyance thereof to Lessor) and have a value and utility at least equal to, and be in as good condition as, such engine or envelope, as the case may be, immediately prior to such Total Loss, assuming such engine or envelope was in the condition and repair required by Section 8 hereof prior to such Total Loss.

             13.7.3 Additional Requirements. Lessee shall also at its expense promptly furnish to Lessor and Lender such documents, instruments, certificates, and agreements and take such other action as may be necessary or as Lessor and/or Lender, as the case may be, may reasonably request in order that such replacement engine or envelope, as the case may be, be duly and properly titled in Lessor, subject to the Lender's Lien, covered by the insurance policies required under
Section 12 hereof and leased hereunder to the same extent as the engine or envelope, as the case may be, having suffered such Total Loss. No Total Loss with respect to any engine or envelope, as the case may be, under the circumstances contemplated by the terms of this Section 13.7 shall result in any reduction of rent with respect to the Aircraft.

        14. REDELIVERY.

           14.1 REDELIVERY. Upon Lessor's demand pursuant to Section 18.2 hereof, Lessee shall, at its own expense, return the Aircraft to Lessor to such place within the Continental United States as Lessor shall specify, (a) in the condition specified herein, (b) in flight ready status, and (c) free and clear of all liens, encumbrances or rights of others whatsoever, except (i) liens or encumbrances resulting from claims against Lessor, the responsibility for which have not been delegated to Lessee under this Lease, or (ii) the Lender's Lien (provided that Lessee shall have complied with all of its accrued obligations set forth in the Operative Documents). Until the Aircraft is returned to Lessor pursuant to the provisions of this Section 14, all of the provisions of this Lease with respect thereto shall continue in full force and effect. Lessee shall pay all reasonable costs and expenses in connection with or incidental to the return of the Aircraft, including, without limitation, the cost of insuring and transporting the Aircraft. Lessee shall also execute, if requested by Lessor, a lease termination statement.

           14.2 RETURN CONDITION. Upon return of the Aircraft, all of the following shall have been complied with to Lessor's satisfaction:

             14.2.1 Airworthy. The Aircraft shall be duly certificated as an airworthy aircraft by the FAA and have a currently valid airworthiness certificate issued by the FAA (and be in such a condition to be eligible therefor).

             14.2.2 Good Condition. The Aircraft shall be in good condition (ordinary wear and tear from proper and normal use thereof excepted) and in the same configuration as when delivered to Lessee hereunder and in such condition and configuration as is capable of performing its originally intended use; and Lessee shall have permanently repaired any damages to the Aircraft.

             14.2.3 Cosmetic Condition. The Aircraft shall be clean, its interior and exterior appearance cosmetically acceptable, interior complete and prepared to place into United States normal business usage; and Lessee shall, at its own expense, remove from the exterior of the Aircraft all insignias and other distinctive markings in a workmanlike manner, and such areas on the Aircraft shall be repainted in a good quality paint of the same color as the surrounding area so as to produce a uniform appearance.

             14.2.4 Due Registration. The Airframe shall be duly registered in accordance with the terms of Title 49 in the name of Lessor.

             14.2.5 Continuously Maintained. The Aircraft shall have been continuously and currently maintained in compliance with this Lease, all alert bulletins and other service bulletins, supplemental inspection programs (or other aging aircraft requirements), the manufacturer's maintenance program and all other requirements of the Aircraft (and other applicable) manufacturers, and all "on condition" and "condition monitored" components shall be serviceable.

             14.2.6 Fully Equipped. The Aircraft shall (a) comply with the manufacturer's original type certificate specifications therefor, as revised up to the date of return hereunder, (b) be complete and fully equipped for operation under applicable FARs, and (c) function and perform in accordance with the manufacturer's specifications and all discrepancies noted during the pre-return inspections and acceptance flights shall be corrected in accordance with the manufacturers' manuals.

             14.2.7 Acceptable Repairs. (a) All Parts and Engines shall be documented to have been repaired or overhauled by certified FAA repair stations or by those approved by the FAA through reciprocal agreements; (b) all overhaul and repair procedures shall be further verified to meet all FAA requirements for quality and documentation necessary to enable immediate transferral to operation within the continental limits of the United States under applicable FARs; and
(c) all major repairs performed since the delivery, and which are still in existence on the Aircraft, (i) are in conformity with the manufacturer's structural repair manual and have received or are immediately eligible to receive FAA approval, if so required by Lessor, and (ii) shall be accompanied by all data and documentation necessary to substantiate their certification and approval, as required by Lessor.

             14.2.8 Modifications. All modifications (a) performed since the delivery which deviate from the certified configuration and which are still in existence on the Aircraft shall have FAA approval or certification or be removed by Lessee unless otherwise deemed acceptable in writing by Lessor in its sole discretion, and (b) shall be accompanied by complete data and documentation necessary to substantiate their certification and approval.

             14.2.9 Compliance with Laws. Btc.. All applicable laws, including without limitation, all FAA Airworthiness Directives, Part 91 of the FARs and any other FARs applicable to the Aircraft during the term hereof, shall have been complied with, by terminating action (and without Lessee availing itself of any waiver, deviation, exemption or right to defer by inspection) in accordance with the issuing agency's specific instructions.

             14.2.10 Records, Etc. All records necessary and required by the FAA, the Department of Transportation, or any other government agency, or by applicable law, shall be (i) in English and delivered with the Aircraft, and if hard, noncomputerized copies of maintenance records are not available, then Lessee shall take action with pertinent regulatory agencies to ensure that Lessor and the FAA are provided with all requested guarantees of methods of compliance, component overhaul and management, quality control, serial number verification, etc., and (ii) all inclusive to the Aircraft and, as a minimum, shall extend to include all activities associated with each of the last completed maintenance checks, repairs, scheduled inspections and functional tests, and overhauls performed to Lessee's MSR. All Parts identified with safe life limits shall be identified with their service histories, accumulated cycles or flight hours, as applicable, and remaining service lives on a separate listing. All components and assemblies which are identified on the maintenance records by part numbers and serial numbers other than the manufacturers shall be provided with interchange or cross reference listing necessary to establish complete traceability.

             14.2.11 FAA Condition. Lessee will be responsible for ensuring that the Aircraft meets all conditions necessary to facilitate transference of the FAA certificate of airworthiness.

           14.3 Storage. If Lessor so requests, Lessee will provide Lessor, or cause Lessor to be provided, with hangered storage for the Aircraft, at Lessee's risk and at Lessee's cost for maintenance for a period not exceeding ninety (90) days commencing on the date of such termination, at the return location. Lessee will, if possible and upon written request from Lessor, maintain, in the name of Lessor but at Lessee's sole expenes, insurance for the Aircraft during such period, as may be customarily obtained during storage periods for the Aircraft by Lessee. If so requested by Lessor, Lessee shall provide Lessor with up to thirty (30) additional days storage pursuant to the foregoing terms.

      15. RESERVED.

      16. RESERVED.

      17. INDEMNITY. Lessee assumes and agrees to indemnify, defend, and keep harmless Lessor, Lender, any holder of the Note, and their respective agents and employees (individually, an "Indemnitee" and collectively, the "Indemnitees"), from and against any and all losses, damages, injuries, claims, demands and expenses, including legal expenses (other than such as may directly and proximately result from the negligence or willful misconduct of an Indemnitee), whether or not such Indemnitee shall also be indemnified as to any such claim by any other person, in any way relating to or arising on account of (i) the Lease, the Equipment Schedule, any other Operative Document, or any other documents, instrument or certificate delivered in connection with this Lease or any other Operative Document, (ii) in any way related to or arising out of the offer, sale, delivery or resale of the Note, or (iii) the Aircraft, any engine, or Part, including without limitation, the ordering, acquisition, delivery, installation or rejection of the Aircraft, the possession, maintenance, use, condition (including without limitation, latent and other defects and whether or not discoverable by Lessor, Lessee, Lender or any other person, any claim in tort for strict liability, and any claim for patent, trademark or copyright infringement) or operation of any Item, and by whomsoever used or operated, during the term of this Lease with respect to that Item, the loss, damage, destruction, removal, return, surrender, sale or other disposition of the Aircraft, or any item thereof or for whatever other reason whatsoever. Each Indemnitee shall give Lessee prompt notice of any claim or liability suffered by it and the subject of this indemnity and Lessee shall be entitled to control the defense thereof, so long as Lessee is not in Default hereunder; provided, however, such Indemnitee shall have the right to approve defense counsel selected by Lessee.


       18. DEFAULT; REMEDIES.

           18.1 DEFAULTS. Lessee shall be deemed to be in default hereunder ("Default") if (a) Lessee shall fail to make any payment of rent or any other payment hereunder within five (5) days after the same shall have become due; or
(b) Lessee shall fail to obtain and maintain the insurance required herein; or
(c) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder and such failure shall continue unremedied for a period of thirty (30) days after the earlier of the actual knowledge of Lessee or written notice thereof to Lessee by Lessor; or
(d) Lessee shall (i) be generally not paying its debts as they become due, or
(ii) take action for the purpose of invoking the protection of any bankruptcy or insolvency law, or any such law is invoked against or with respect to Lessee or its property and such petition filed against Lessee is not dismissed within sixty (60) days; or (e) Lessee shall make or permit any unauthorized assignment or transfer of this Lease, the Aircraft or any interest therein; or (f) any certificate, statement, representation, warranty or audit contained herein or heretofore or hereafter furnished with respect hereto by or on behalf of Lessee proving to have been false in any material respect at the time as of which the facts therein set forth were stated or certified (or at any time, with respect to any representations or warranties that are continuing in nature), or having omitted any substantial contingent or unliquidated liability or claims against Lessee; or (g) Lessee shall be in default under any material obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement, and the applicable grace period with respect thereto shall have expired; or (h) Lessee shall have terminated its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets as an entirety to (such action as being referred to as an "Events"), any person, unless: (i) such person is organized and existing under the laws of the United States or any state and is a "citizen of the United States" within the meaning of 49 U.S.C. 40102(a)(15), and not less than thirty (30) days prior to such Event, executes and delivers to Lessor and Lender an agreement containing an effective assumption by such person of the due and punctual performance of this Lease, and all of the other documents and instruments to which it is a party; and (ii) Lessor and Lender are reasonably satisfied as to the creditworthiness of such person; or (i) there is an anticipatory repudiation of Lessee's obligations under the Lease, or any other document or instrument delivered pursuant hereto to which Lessee is a party; or (j) the Anheuser Busch Contract expires, or is terminated, cancelled or materially modified in a manner that reduces its collateral value, unless, within sixty (60) days thereof, Lessee enters into an agreement ("Substitute Agreement") having terms and conditions (including, but not limited to, the term of such agreement and the payments to be made thereunder) substantially the same as the Anheuser Busch Contract as determined in the reasonable discretion of Lessor and Lender, and with a Substitute Obligor having a creditworthiness and meeting such other requirements as Lessor and Lender may then require (in their reasonable discretion); or (k) Lessee shall fail to perform or observe any agreement set forth in Section 11.4.2(a) or (b).

           18.2 REMEDIES. Upon the occurrence of a Default, Lessor (or if the Lender's Lien has not been discharged, Lender; it being understood and agreed that, any reference hereinafter in this Section 18.2 to Lessor shall be deemed to mean Lender, as long as the Lender's Lien has not been discharged) may, at its option, declare this Lease to be in default with or without written notice to Lessee (such notice to be given, if at all, at Lessor's sole option) (without election of remedies), and at any time thereafter, may do any one or more of the following, all of which are hereby authorized by Lessee:

             18.2.1 Return the Aircraft. Require Lessee to return the Aircraft at the location to which the Aircraft was delivered or the location to which such Aircraft may have been moved by Lessee or such other location in reasonable proximity to either of the foregoing as Lessor shall designate; and/or to return promptly, at Lessee's expense, the Aircraft to Lessor at the location, in the condition and otherwise in accordance with all of the terms of Section 14 hereof; and/or take possession of and render unusable by Lessee the Aircraft, wherever it may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession (any such taking of possession shall constitute an

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


automatic cancellation of this Lease as it applies to those items taken without further notice, and such taking of possession shall not prohibit Lessor from exercising its other remedies hereunder).

             18.2.2 Liquidated Damages. Sell, re-lease or otherwise dispose of the Aircraft, whether or not in Lessor's possession, in a commercially reasonable manner at public or private sale with notice to Lessee (the parties agreeing that ten (10) days' prior written notice shall constitute adequate notice of such sale), with the right of Lessor to purchase and apply the net proceeds of such disposition, after deducting all costs of such disposition (including but not limited to costs of transportation, possession, storage, refurbishing, advertising and brokers' fees), to the obligations of Lessee pursuant to this Section 18.2, with Lessee remaining liable for any deficiency and with any excess being retained by Lessor; or retain any or all of the Aircraft, and recover from Lessee damages, not as a penalty, but herein liquidated for all purposes as follows:

                 (a) if Lessor elects to dispose of the Aircraft pursuant to a lease which is substantially similar to this Lease: in an amount equal to the sum of (i) any accrued and unpaid rent under this Lease as of the date of commencement (the "Commencement Date") of the term of the new lease, and (ii)
(A) the present value as of the Commencement Date of the total rent for the then remaining term of this Lease, minus (B) the present value as of the Commencement Date of the rent under the new lease applicable to that period of the new lease term which is comparable to the then remaining term of this Lease, and (iii) any incidental damages allowed under Article 2A, less expenses saved by Lessor in consequence of the Default ("Incidental Damages");

                 (b) if Lessor elects to retain the Aircraft or to dispose of the Aircraft by sale, by re-lease (pursuant to a lease which is not substantially similar to this Lease), or otherwise: in an amount equal to the sum of (i) any accrued and unpaid rent as of the date Lessor repossesses the Aircraft or such earlier date as Lessee tenders possession of the Aircraft to Lessor, (ii) (A) the present value as of the date determined under clause (i) of the total rent for the then remaining term of this Lease, minus (B) the present value as of the same date of the "market rent" (as defined in Article 2A) at the place where the Aircraft was located on that date computed for the same lease term, and (iii) any Incidental Damages (provided, however, that if the measure of damages provided is inadequate to put Lessor in as good a position as performance would have, the damages shall be the present value of the profit, including reasonable overhead, Lessor would have made from full performance by Lessee, together with any incidental damages allowed under Article 2A, due allowance for costs reasonably incurred and due credit for payments or proceeds of disposition); and/or

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                 (c) if Lessor has not repossessed the Aircraft, or if Lessor has repossessed the Aircraft or Lessee has tendered possession of the Aircraft to Lessor and Lessor is unable after reasonable effort to dispose of the Aircraft at a reasonable price or the circumstances reasonably indicate that such an effort will be unavailing: in an amount equal to the sum of (i) accrued and unpaid rent as of the date of entry of judgment in favor of Lessor, (ii) the present value as of the date determined under clause (i) of the rent for the then remaining term of this Lease, and (iii) any Incidental Damages. Lessor may dispose of the Aircraft at any time before collection of a judgment for damages. If the disposition is before the end of the remaining term of this Lease, Lessor's recovery against Lessee for damages will be governed by Section 18.2.2(a) or (b) (as applicable), and Lessor will cause an appropriate credit to be provided against any judgment for damages to the extent that the amount of the judgment exceeds the applicable recovery pursuant to Section 18.2.2(a) or (b).

             18.2.3 Other Liquidated Damages. In lieu of the damages specified in Section 18.2.2, Lessor may recover from Lessee, as liquidated damages for loss of a bargain and not as a penalty, an amount calculated as the sum of: (a) the greater of either (i) the Stipulated Loss Value of the Aircraft (determined as of the next date on which a payment is or would have been due after the declaration of a Default), together with all other sums due hereunder as of such determination date with respect to such Aircraft, or (ii) all sums due and to become due under the Lease for the full term of the Lease, including any tax indemnities becoming due as a result of the Default (provided that all sums becoming due after the declaration of Default shall be discounted to present value as of the date of payment by Lessee), plus Lessor's estimated residual interest in the Aircraft; plus (b) the amount of all commercially reasonable costs and expenses incurred by Lessor in connection with repossession, recovery, storage, repair, sale, re-lease or other disposition of the Aircraft, including reasonable attorneys' fees and costs incurred in connection therewith or otherwise resulting from Lessee's default; minus (c) if Lessor has repossessed the Aircraft, the amount calculated pursuant to clause (ii)(B) of paragraph (a) or paragraph (b) (as applicable) of Section 18.2.2.

             18.2.4 Cancellation. Cancel this Lease as to the Aircraft.

             18.2.5 Specific Performance and Other Remedies. Proceed by appropriate court action, either at law or in equity, to enforce performance by Lessee or to recover damages for the breach hereof; or exercise any other right or remedy available to Lessor pursuant to Article 2A of the Uniform Commercial Code as then in effect in the applicable jurisdiction or otherwise available at law or in equity. Without limiting the generality of any of the foregoing provisions, the return of the Aircraft as hereinbefore


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



provided is of the essence of this Lease, and upon application to any court of equity having jurisdiction in the premises, Lessor shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee so to return the Aircraft, and otherwise fully comply with Section 14 and this Section 18.

             18.2.6 Present Value and Other Considerations. All amounts to be present valued shall be discounted at a rate equal to six percent (6%) per annum. Unless otherwise provided above, a cancellation hereunder shall occur only upon written notice by Lessor to Lessee. Except with respect to such a cancellation, this Lease shall remain in full force and effect and Lessee shall be and remain liable for the full performance of all its obligations hereunder; and any such cancellation shall not relieve Lessee from any payment or other obligations arising in connection with events occurring prior to such cancellation.

             18.2.7 Costs of Enforcement. In addition, and without limiting the generality of Section 17 hereof, Lessee shall be liable for (a) all of Lessor's and Lender's legal fees and other costs and expenses (including all reasonable attorneys' fees, court costs and other legal expenses) incurred by reason of any Default or the exercise of lessor's remedies, including all out-of-pocket costs and expenses incurred in connection with the repossession, recovery, storage, repair, sale, re-lease or other disposition of the Aircraft, or otherwise relating to the return of any Aircraft in accordance with the terms of Section 14 hereof or in placing such Aircraft in the condition required by said Section, plus (b) interest at the Late Charge Rate on any and all amounts payable under this Section 18, from and after the due date thereof and until all such amounts are fully and finally paid. Unless the context expressly requires otherwise, no right or remedy referred to in this Section is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time.

             18.2.8 No Waiver. The failure of Lessor to exercise the rights granted hereunder upon any Default by Lessee shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such Default. In no event shall the execution of an Equipment Schedule constitute a waiver by Lessor of any pre-existing Default in the performance of the terms and conditions hereof.

             18.2.9 Anheuser Busch Collateral. Upon and after the occurrence of a Default, Lessor, without notice or demand other than as expressly provided for under the provisions of this Lease, may exercise in any jurisdiction in which enforcement hereof is sought, the rights and remedies available to Lessor under the other provisions of this Lease, the rights and remedies of a secured party under the applicable Uniform Commercial Code and all other rights and remedies available to Lessor under applicable law, all


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
such rights and remedies being cumulative and enforceable alternatively, successively or concurrently, including, but not limited to, the right (and Lessee hereby irrevocably designates and appoints Lessor and its designees as the attorney-in-fact of Lessee, with power of substitution and with power and authority in Lessee's name, Lessor's name or otherwise and for the use and benefit of Lessor) (a) to notify Anheuser Busch or any Substitute Obligor to make payments or other remittances on or with respect to the Anheuser Busch Collateral directly to Lessor, (b) to perform any provision of any document, agreement or other instrument relating to the Anheuser Busch Collateral and/or cure any default under any such document, agreement or other instrument and (c) to assign or otherwise dispose of any or all of the Anheuser Busch Collateral on such terms and conditions as Lessor, in its sole discretion, may determine.

      19. ASSIGNMENT BY LESSOR AND LESSEE.

           19.1 NO ASSIGNMENT, SUBLEASE, ETC. BY LESSEE. LESSEE WILL NOT ASSIGN OR IN ANY WAY DISPOSE OF ALL OR ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER, SUBLET THE AIRCRAFT OR OTHERWISE PERMIT THE AIRCRAFT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEE; and no attempted assignment or sublease, shall relieve Lessee of its obligations hereunder and Lessee shall remain primarily liable hereunder.

           19.2 LESSOR'S ASSIGNMENT, TRANSFER, ETC.

             19.2.1 Generally. LESSOR MAY AT ANY TIME ASSIGN OR TRANSFER ANY OR ALL OF ITS RIGHTS, OBLIGATIONS, TITLE AND INTEREST HEREUNDER, OR LESSOR'S INTEREST IN THE AIRCRAFT, TO ANY OTHER PERSON. LESSOR AGREES TO PROVIDE NOTICE OF ANY SUCH ASSIGNMENT OR TRANSFER TO LESSEE. If Lessee is given notice of any such assignment, Lessee shall acknowledge receipt thereof in writing. In the event Lessor retains the obligations of the lessor hereunder in any such assignment, Lessor's assignee shall not be obligated to perform any duty, covenant or condition required to be performed by the lessor under the terms of this Lease (other than the covenant of quiet enjoyment specified in Section 20 hereof); and no breach or default by Lessor hereunder or pursuant to any other agreement between Lessor and Lessee, should there be one, shall excuse performance by Lessee of any provision hereof; it being understood that in the event of a default or breach by Lessor that Lessee shall pursue any rights on account thereof solely against Lessor. Lessee acknowledges that any assignment or transfer by Lessor shall not materially change Lessee's duties or obligations under this Lease nor materially increase the burdens or risks imposed on Lessee.

             19.2.2 Consent to Assignment of Lease. Lessee hereby acknowledges, and consents in all respects to, the assignment of this Lease by Lessor to Lender under and pursuant to the Loan Agreement and acknowledges and agrees as follows:

                 (a) Lessee agrees that it shall make each payment of Base Rent and any other amounts payable by Lessee under the Lease, whenever due or to become due under the Lease, directly to Lender pursuant to the instructions set forth in Section 2.3 hereof, unless and until Lessee has received written notice to the contrary from Lender.

                 (b) Recovery of Payments. Lessee agrees that it shall not seek to recover any payment (other than a payment made in mistake) made to Lender in accordance with the Loan Agreement once such payment is made.

                 (c) Lessee acknowledges and agrees that (i) notwithstanding any provision of this Lease, or elsewhere, to the contrary, this Lease is expressly subject and subordinate to the Lender's Lien in, under and to this Lease, the Aircraft and the other collateral described in the Loan Agreement, and all of Lenders rights and remedies under the Loan Agreement; (ii) upon the occurrence of any Default as defined in the Loan Agreement (a "Loan Default"), Lender may, at its option, exercise any and all of such rights and remedies under the Loan Agreement as it may then (in its sole and absolute discretion) deem appropriate, irrespective of Lessee's rights under this Lease, and any leasehold interest created hereby; and (iii) without limiting the generality of the foregoing, upon the occurrence of any Loan Default, Lender may, at its option, cancel this Lease and require that Lessee, and Lessee shall, return the Aircraft in accordance with Section 14 of the Lease, and exercise all such other rights and remedies available to it under the Lease or any of the other Operative Documents or at law or in equity (including the equitable remedy of specific performance).

                 (d) As long as the Lender's Lien shall not have been discharged, Lender shall have the exclusive right to make all decisions and take all actions reserved to "Lessor" under the Lease, whether or not expressly reserved to Lender herein, including, without limitation, the right to give any consent, waiver, authorization or approval hereunder, the right (but not the obligation) to perform Lessee's obligations hereunder or the right to execute, endorse or deliver any documents and checks or drafts under any power of attorney granted to "Lessor" hereunder.

                 (e) Lender shall be deemed a third party beneficiary of all of the representations, warranties and covenants made herein for its benefit, whether directly or as Lessor's assignee, notwithstanding its not being a signatory to this Lease.

           19.3 SUCCESSORS AND ASSIGNS. Subject always to the foregoing, the Lease inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

       20. QUIET POSSESSION. Lessor represents and covenants to Lessee that Lessor has full authority to enter into this Lease, and that, conditioned upon Lessee performing all of the covenants and conditions hereof, as to claims of Lessor or persons claiming under Lessor, Lessee shall, except as provided in
Section 19.2., peaceably and quietly hold, possess and use the Aircraft during the term of this Lease subject to the terms and provisions hereof. Any action by Lessee against Lessor for any default by Lessor under this Lease, including breach of this representation and covenant, shall be commenced within one (1) year after Lessee is deprived of possession and use of the Aircraft in violation of this Section 20.

       21. LESSOR'S RIGHT TO PERFORM FOR LESSEE.

           21.1 RIGHT TO PERFORM. If Lessee fails to perform or comply with any of its obligations hereunder, Lessor or Lender, as the case may be, shall have the right, but shall not be obligated, to effect such performance, and the amount of any out of pocket expenses and other reasonable expenses of Lessor or Lender, as the case may be, incurred in connection with such performance, together with interest thereon at the Late Charge Rate, shall be payable by Lessee to such party upon demand.

           21.2 POWER OF ATTORNEY. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by the provisions of Section 12 hereof, but only to the extent that the same relates to the Aircraft.

       22. NOTICE. All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, sent by facsimile or by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

       23. MISCELLANEOUS.

           23.1 ENTIRE AGREEMENT. This Lease Agreement and the Equipment Schedule collectively constitute the entire agreement between the parties with respect to the subject matter hereof and shall not be amended or altered in any manner except by a document in writing executed by both parties.

           23.2 SEVERABLE. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           23.3 JURY TRIAL WAIVER. LESSEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LESSEE AND LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE OR ANY OTHER OPERATIVE DOCUMENT. IT IS HEREBY AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS LEASE OR ANY OTHER OPERATIVE DOCUMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY LESSEE
AND LESSEE HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. LESSEE FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

           23.4 SURVIVAL. The representations, warranties and covenants of Lessee herein and in any other Operative Document shall be deemed to be continuing and to survive the closing hereunder. Each execution by Lessee of an Equipment Schedule shall be deemed a reaffirmation and warranty that there shall have been no material adverse change in the business or financial condition of Lessee from the date of execution hereof. The obligations of Lessee under Sections 10, 14, 17, and 18 which arise in connection with events occurring during the term of the Lease (or occurring after any cancellation or termination by Lessor pursuant to Section 18.2), shall survive the termination or cancellation of the Lease.

           23.5 CAPTIONS; LAWS. The captions in this Lease are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. All references in this Lease to any rules, regulations or statutes shall also mean as hereafter amended and succeeded, from time to time.

       24. CONNECTICUT LAW GOVERNS; JURISDICTION.

           24.1 GOVERNING LAW. THIS LEASE SHALL NOT BE EFFECTIVE UNLESS AND UNTIL ACCEPTED BY EXECUTION BY AN OFFICER OF LESSOR, AND COUNTERSIGNED BY LENDER IN THE STATE OF CONNECTICUT, AND, IN FURTHERANCE OF THE FOREGOING, AND AS AN INDUCEMENT TO LENDER TO MAKE THE LOAN TO LESSOR EVIDENCED BY THE NOTE, THIS LEASE SHALL BE DEEMED TO HAVE BEEN DELIVERED IN THE STATE OF CONNECTICUT, FOR ALL PURPOSES. ACCORDINGLY, THIS LEASE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CONNECTICUT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE AIRCRAFT.

           24.2 JURISDICTION. The parties agree that any action or proceeding arising out of or relating to this Lease may be commenced in any state or Federal court of competent jurisdiction in the State of Connecticut and each party agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address designated pursuant hereto, or as otherwise provided under the laws of the State of Connecticut. The parties hereto acknowledge and agree that (a) the parties have agreed to have this Lease governed by the laws of, and permit the commencement of proceedings in, the State of Connecticut at the request of Lender and that such choice of governing law and jurisdiction was a condition precedent to Lender's execution and delivery of the Loan Agreement, (b) Lender has required the law of the State of Connecticut to govern this Lease so that, among other things, the provisions of this Lease, the Loan Agreement and the Note will be interpreted in a consistent manner, and (c) the choice of law herein bears a reasonable relationship to this Lease and the transactions contemplated hereby.

       25. TRUE LEASE. Lessor and Lessee acknowledge and agree that they intend that this Lease be a true lease and not a "conditional sale" within the meaning provided in Title 49.

       26. COUNTERPARTS. This Lease Agreement, the Equipment Schedule and any other schedules, riders, supplements, amendments, and attachments delivered pursuant to this Lease may be executed in one or more counterparts, each such executed counterpart of any such document shall be deemed an original, but all such executed counterparts of any such document together shall constitute one and the same instrument; provided, however, the only copy of any such document that shall constitute the "chattel paper" thereof, shall be that certain copy marked as the "Original".

       27. TRUTH-IN-LEASING.

       27.1 COMPLIANCE WITH PART 91. LESSEE HAS REVIEWED THE AIRCRAFT'S MAINTENANCE AND OPERATING LOGS SINCE ITS DATE OF MANUFACTURE AND HAS FOUND THAT THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS LESSEE CERTIFIES THAT THE AIRCRAFT PRESENTLY COMPLIES WITH THE APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS.

           27.2 LESSEE'S RESPONSIBILITY. LESSEE CERTIFIES THAT LESSEE, AND NOT LESSOR, IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE DURING THE TERM HEREOF. LESSEE FURTHER CERTIFIES THAT LESSEE UNDERSTANDS ITS RESPONSIBILITY FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

           27.3 MAINTENANCE AND CONTROL. LESSEE CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. LESSEE UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.



                           [INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the parties hereto have caused this Aircraft Lease Agreement to be duly executed as of the day and year first above set forth.



TRANS CONTINENTAL LEASING, INC.       AIRSHIP INTERNATIONAL LTD.
Lessor                                Lessee



By: /s/ LOUIS J. PEARLMAN             By: /s/ ALAN SIEGEL
   ----------------------------          --------------------------
Name: Louis J. Pearlman               Name: Alan Siegel
     --------------------------             -----------------------
Title: President                      Title: Secretary
       ------------------------              ----------------------

7380 Sand Lake Road                   7380 Sand Lake Road
Suite   ???                           Suite ???
Orlando, Florida 32819                Orlando, Florida 32819


                                [SIGNATURE PAGE]

                                                              ORIGINAL/DUPLICATE


         CERTAIN RIGHTS OF THE LESSOR UNDER THIS EQUIPMENT SCHEDULE NO. 1 AND IN THE AIRCRAFT COVERED HEREBY HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF PROENIXCOR, INC. UNDER A LOAN AND SECURITY AGREEMENT, DATED AS OF MAY 31, 1995. THE ONE AND ONLY ORIGINAL OF THIS EQUIPMENT SCHEDULE IS MARKED "ORIGINAL" AT THE TOP OF THIS PAGE AND SHALL CONSTITUTE THE ONLY CHATTEL PAPER ORIGINAL FOR THE PURPOSES OF ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. EACH OTHER SIGNED VERSION IS MARKED "DUPLICATE".

                               EQUIPMENT SCHEDULE
                                      NO. 1

                 forming a part of Aircraft Lease Agreement
                        dated as of May 31, 1995

       This Equipment Schedule is entered into between TRANS CONTINENTAL LEASING, INC., as lessor ("Lessor") and AIRSHIP INTERNATIONAL LTD., as lessee ("Lessee"), effective as of the date set forth below, pursuant to the Aircraft Lease Agreement dated as of May 31, 1995, between Lessor and Lessee (the "Lease Agreement"). Capitalized terms used without definition in this Equipment Schedule shall have the meanings ascribed to them in the Lease Agreement. The Lease Agreement is hereby incorporated into, and shall be deemed a part of this Equipment Schedule. The Aircraft described below is hereby leased by Lessor to Lessee on the terms and conditions of the Lease Agreement, this Equipment Schedule and any other documents and agreements entered into by both parties in connection herewith.

       1. AIRCRAFT. The Aircraft leased hereunder shall be as set forth in the Schedule of Equipment attached hereto and made a part hereof (the "Schedule").

                        TOTAL INVOICE COST: $2,060,000.00

       2. TERM. Upon and after the effective date hereof, the Aircraft shall be subject to the terms and conditions provided herein and in the Lease Agreement. A full term of lease with respect to said Aircraft shall commence on the date hereof and shall extend for sixty (60) months after the thirty-first day of May, 1995 (the "Commencement Date").

       3. BASE RENT. The "Base Rent" shall be comprised of and paid as follows:

           3.1 [RESERVED]

           3.2 Monthly Rent. From and after the Commencement Date, the monthly rent for said Equipment during the term of this Lease shall be $44,741.97. Rent payments shall be made, in advance, on the first day of the month for each month during the term of the Lease.

       4. LESSEE'S CONFIRMATION. Lessee hereby confirms and warrants to Lessor that the Aircraft: (a) was duly delivered to Lessee at Executive Airport, Orlando, Florida; (b) has been received, inspected and determined to be in compliance with all applicable specifications and that the Aircraft is hereby accepted for all purposes of the Lease; and (c) is a part of the "Aircraft" referred to in the Lease and is taken subject to all terms and conditions therein and herein provided.

       5. LATE CHARGE RATE. The "Late Charge Rate" shall be two (2) percent per month of the amount in arrears for the period such amount remains unpaid (or such lesser amount as may be permitted by law).

       6. SCHEDULE OF STIPULATED LOSS VALUES. The Schedule of Stipulated Loss Values attached hereto is incorporated herein by reference, and shall be applicable solely to the Aircraft described in this Equipment Schedule.

       7. COUNTERPARTS. This Equipment Schedule may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; provided, however, the only copy of this Equipment Schedule that shall constitute the "chattel paper" hereof, shall be that certain copy marked as the "Original".

                     [INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the parties hereto have caused this Equipment Schedule No. 1 to be duly executed as of the 31st day of May, 1995.


TRANS CONTINENTAL LEASING, INC.       AIRSHIP INTERNATIONAL LTD.
Lessor                                Lessee



By:   LOUIS J. PEARLMAN             By:     ALAN SIEGEL
   ----------------------------          --------------------------
Name: Louis J. Pearlman               Name: Alan Siegel
     --------------------------             -----------------------
Title: President                      Title: Secretary
       ------------------------              ----------------------

                         STIPULATED LOSS VALUE SCHEDULE
                                TO AND A PART OF
                            EQUIPMENT SCHEDULE NO. 1
                                     between
                         TRANS CONTINENTAL LEASING, INC.
                                    as lessor
                                       and
                           AIRSHIP INTERNATIONAL LTD.
                                    as lessee

[Lessor - please prepare]

                            SCHEDULE OF EQUIPTMENT
                                TO AND A PART OF
                            EQUIPMENT SCHEDULE NO. 1
                                     between
                         TRANS CONTINENTAL LEASING, INC.
                                    as lessor
                                       and
                           AIRSHIP INTERNATIONAL LTD.
                                    as lessee


       For the purposes of Equipment Schedule No. 1 (to which this Schedule is attached and a part of) and that certain Aircraft Lease Agreement, between TRANS CONTINENTAL LEASING, INC., as lessor ("Lessor"), and AIRSHIP INTERNATIONAL LTD. as lessee ("Lessee"), dated May 31, 1995 (the "Lease") unless the context otherwise requires, the following terms shall have the following meanings (the following definitions to be equally applicable both to the singular and plural forms of the terms herein defined):

       "Aircraft" means the 1991 Airship Industries Series 500HL Skyship having Federal Aviation Administration registration number N501LP and manufacturer's serial number 1214-04, to be delivered and leased under the Lease together with the engines initially installed thereon described herein (or any engine substituted for any of such engines hereunder, as the case may be), whether or not any of such initial or substituted engines, as the case may be, may from time to time be installed thereon or may be installed on any other aircraft, any and all Parts so long as the same shall be incorporated or installed in or attached to the Aircraft, or so long as title thereto or any interest therein shall remain vested in Lessor in accordance with the terms of the Lease after removal from the Aircraft, and all books, records, documents, logs, manuals, cards, printouts, notices, bulletins, correspondence, and general intangibles (including all licenses, patents, copyrights, maskworks and trade secrets) pertaining to the Aircraft and/or the avionics whether required to be or voluntarily kept pursuant to the Lease or the other documents executed in connection therewith.

       "Engine" means (i) each of the two (2) Porsche 930 engines, having serial numbers 63C4932 (port engine) and 6313496 (starboard engine) with less than 750/horsepower (each engine has 225/horsepower) relating to the Aircraft on which such engines are initially installed, whether or not from time to time installed on such Aircraft or installed on any other aircraft, and (ii) any engine which may from time to time be substituted, pursuant to the Lease, for an engine leased under the Lease; together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto or any interest therein shall remain vested in Lessor in accordance with the terms of the Lease after removal from such engine. The term engines means, as of the date of determination, if the context so requires, all engines then leased under the Lease.

       "Parts" means the Replacement Envelope (as hereinafter defined), the airship envelope incorporated in the Aircraft at this time and the avionics and all parts, appliances, components, instruments, accessories and furnishings which may from time to time be installed in or attached to the Aircraft, the airship envelope incorporated in the Aircraft at this time, the Replacement Envelope, the avionics or any engine, including, but not limited to, the Parts described in Exhibit A hereto.

       "Replacement Envelope" means the Aerazur airship envelope with serial number 500HL and any and all Parts now and hereafter incorporated or installed in or attached thereto.

                                    EXHIBIT A


                        [AIRSHIP INTERNATIONAL LTD. LOGO]


                    Airship International Skyship Statistics

Dimensions:

     Length                                   194 feet
     Height                                    67 feet
     Width                                     63 feet
     Volume                                   235,400 cubic feet

Lifting Gas:                                  Helium (non-flammable)

Maximum Passenger Capacity:                   Six, plus captain and co-pilot

Performance:

     Cruising Speed                           35 mph
     Maximum Speed                            62 mph
     Two Porsche 930 Engines                  225 hp each
     Cruising Altitude                        1,000 to 3,000 feet
     Maximum Altitude                         10,000 feet
     Range                                    300 miles

Gondola Dimensions:
     Length                                   38.3 feet
     Width                                     8.4 feet
     Headroom                                  6.3 feet

Envelope Fabric:           Polyurethane-coated Polyester Synthetic

NightSign 'TM':

     Height of Sign                             29 feet
     Length of Sign                            118 feet
     Readability                               1 mile
     Colors                                    Blue, Green, Red, Yellow


                         [LETTERHEAD LOGO OF AIRSHIP
                            INTERNATIONAL LTD.]

                                   EXHIBIT A
                                  (CONTINUED)

N 501 LP                    AT 6676.7 HOURS    DATE 12/6/94

      COMPONENT NAME            S/N        POSITION           REMOVE    HRS RUN       REMAIN
 1 ENGINE                       63C4932      PORT             6742.6     1163.6         67.9
 2 ENGINE                       6313496      STRB             7408.7      516.0          734
 3 PROP PITCH ACTUATOR              175      PORT             7253.9      420.8        579.2
 4 PROP PITCH ACTUATOR              138      STRB             7396.9      277.8        722.2
 5 GENERATOR                  S098906.0      PORT             7103.8      320.9        429.1
 6 GENERATOR                   G0185.02      STRB             6908.7      515.0          224
 7 FUEL PUMP                        125     X/PORT            6958.7      516.0          284
 8 FUEL PUMP                        129     X/STRB            7299.5      186.2        615.8
 9 PROPELLER                      V-175      PORT             7606.8      567.9        932.1
10 PROPOLLER                      Y-200      STRB             7606.8      557.3        932.1
11 G/BOX                        ADC3187      PORT             7606.8      567.8        932.1
12 G/BOX                        ABD1927      STRB             7606.8      567.9        932.1
13 VECT G/BOX                    0022/R      PORT             7337.1     1337.6        662.4
14 VECT G/BOX                    0028/R      STRB             7413.8     1260.9        739.1
15 VECT MOTOR                    101530      PORT             7340.4      334.3        668.7
16 VECT MOTOR                    105916      STRB             7413.4      259.3        740.7
17 LIQUID SPRING              EVA070173                       6798.8      386.1        124.1
18 IGN BOX                         1086      PORT             7506.6      168.1        831.9
19 IGN BOX                         1066      STRB             7521.6      153.1        846.9
20 BAL FAN RELAY                    N/A      PORT        MAY 2, 1997     4158.9          N/A
21 BAL FAN RELAY                             STRB        MAY 2, 1997     4158.9          N/A
22 NOSE PROBE                     KA-7N                 APR 15, 1993     2822.1          N/A
23 ENG FIRE EXTINGUISH          09975A1      PORT       AUG 19, 1996     5199.5          N/A
24 ENG FIRE EXTINGUISH          09973A1      STRB       AUG 19, 1996     5195.5          N/A
25 LIFEJACKETS                      N/A                 OCT 31, 1995      194.2          N/A
26 CABIN FIRE EXTINGUISH            N/A                 FRB 27, 1995      516.0          N/A
27 BATT CAP CHECK             G01530886                 DEC 28, 1994      184.2          N/A
28 SPARK PLUGS                               PORT             6868.8       55.9        194.1
29 SPARK PLUGS                      N/A      STRB             6874.8       49.9        200.1
30 RUD KEY CABLE                    N/A      PORT             7511.1     1163.6        836.4
31 RUD KEV CABLE                    N/A      STRB             7511.1     1163.6        836.4
32 ELEV KEV CABLE                   N/A      PORT             7511.1     1163.1        836.4
33 ELEV KEV CABLE                   N/A      STRB             7511.1     1163.6        836.4
34 VECT CORT RELAY                  N/A                       7408.9      765.8        734.2
35 NOSE CONE LACING                 N/A                 AUG 20, 1995     5195.5          N/A
36 NOSE BATT LACING                 N/A                 AUG 20, 1995     5195.5          N/A
37 TAILFIN ROOT CORD                N/A                 AUG 20, 1995     5195.5          N/A
38 BRAC CABLE VERS CORD             N/A                 APR 18, 1995     2622.1          N/A
39 EXTERN BE RIP CORD               N/A                  OCT 2, 1995     1863.6          N/A
40 MAN LINE                      934258                  OCT 1, 1995      329.8          N/A
41 FIRE MINING CARTRIGE             N/A                 NOV 10, 1995     5195.5          N/A
42 CHECK B                          N/A                       6707.5       42.2         32.8
43 150 HR OUT OF PHASE              N/A                       6750.5       74.3         75.7
44 300 HR OUT OF PHASE              N/A                       6790.9      223.8         76.2
45 CHECK 1                          N/A                 FEB 22, 1995      516.0          N/A
46 CHECK 2                          N/A                  MAR 24 1995     1163.6          N/A
47 CHECK 3                          N/A                 APR 18, 1995     2622.1          N/A
48 CHECK 4                          N/A                 AUG 20, 1995     5195.3          N/A
49 FUEL PUMP; CLK ERS          ELRA 543    AUX PORT              800      666.0          134
50 FUEL PUMP; CLK ERS          ELRA 602    AUX STRB              800      666.0          134
51 BAL FAN; CLK ERS                1013      PORT             3275.4      332.0        357.8
52 BAL FAN; CLK ERS                 892      STRB             3387.5      280.1        469.9